EX-99.23(g)(7)

AMENDMENT TO

AMENDED AND RESTATED

MUTUAL FUND CUSTODY AND

SERVICES AGREEMENT

This Amendment dated the 18th day of February, 2004, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the “Agreement”) by and between JNL Series Trust and JNL Investors Series Trust (each individually the “Trust”) and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the “Custodian”).

WHEREAS, the Trust and the Custodian have entered into the Agreement; and

WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Trust and the Custodian wish to amend the Agreement to delete certain Funds of the JNL Series Trust (each such Fund, together with all other Funds established by the Trust and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a “Fund” and collectively as the “Funds”); and

WHEREAS, there has been a change in the officers of the Trusts.

WHEREAS, there has been a replacement of Curian Capital LLC as a sub-adviser and the names of certain Funds have changed.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

2.	To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4.

The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

JNL SERIES TRUST JNL INVESTORS SERIES TRUST

By: /s/ Robert A. Fritts
Name: Robert A. Fritts
Title: President

BOSTON SAFE DEPOSIT AND TRUST COMPANY

By: /s/ Candice Walker
Name: Candice Walker
Title: Vice President

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APPENDIX B

TRUST OFFICERS

(as of February 12, 2004)

I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, each a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the “Trust”), do hereby certify that:

The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name	Position	Signature

Name	Position	Signature

Robert A. Fritts	President and Chief Executive Officer	/s/ Robert A. Fritts

Mark D. Nerud	Vice President, Treasurer and Chief Financial Officer	/s/ Mark D. Nerud

Susan S. Rhee	Vice President, Secretary and Counsel	/s/ Susan S. Rhee

JNL SERIES TRUST JNL INVESTORS SERIES TRUST

By:/s/ Susan S. Rhee
Secretary
Dated: 2/16/04

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APPENDIX F

LIST OF FUNDS

(as of February 18, 2004)

JNL SERIES TRUST	JNL INVESTORS SERIES TRUST

Funds:	Funds:
JNL/AIM Premier Equity II Fund	JNL Money Market Fund

JNL/AIM Small Cap Growth Fund

JNL/AIM Large Cap Growth Fund

JNL/Alger Growth Fund

JNL/Alliance Capital Growth Fund

JNL/Eagle Core Equity Fund

JNL/Eagle SmallCap Equity Fund

JNL/JPMorgan International Value Fund

JNL/Janus Aggressive Growth Fund

JNL/Janus Balanced Fund

JNL/Janus Capital Growth Fund

JNL/Janus Global Equities Fund

JNL/Janus Growth & Income Fund

JNL/Lazard Small Cap Value Fund

JNL/Lazard Mid Cap Value Fund

JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund

JNL/Mellon Capital Management S&P 500 Index Fund

JNL/Mellon Capital Management S&P 400 Mid Cap Index Fund

JNL/Mellon Capital Management Small Cap Index Fund

JNL/Mellon Capital Management International Index Fund

JNL/Mellon Capital Management Bond Index Fund

JNL/Oppenheimer Global Growth Fund

JNL/Oppenheimer Growth Fund

JNL/PIMCO Total Return Bond Fund

JNL/PPM America Balanced Fund

JNL/PPM America High Yield Fund

JNL/PPM America Money Market Fund

JNL/PPM America Value Fund

JNL/Putnam Equity Fund

JNL/Putnam Value Equity Fund

JNL/Putnam International Equity Fund

JNL/Putnam Midcap Growth Fund

JNL/Salomon Brothers Balanced Fund

JNL/Salomon Brothers High Yield Bond Fund

JNL/Salomon Brothers Global Bond Fund

JNL/Salomon Brothers U.S. Government & Quality Bond Fund

JNL/T. Rowe Price Established Growth Fund

JNL/T. Rowe Price Mid-Cap Growth Fund

JNL/T. Rowe Price Value Fund

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